Exhibit 99.2

ToughBuilt Industries Announces Closing of $7.5 Million Private Placement

Priced At-The-Market under Nasdaq Rules

Irvine, Calif., November 17, 2022 (GLOBE NEWSWIRE) — ToughBuilt Industries, Inc. (“ToughBuilt” or the “Company”) (NASDAQ: TBLT; TBLTW), today announced that it has closed its previously announced private placement with several institutional investors for the issuance and sale of 2,619,911 shares of common stock (or pre-funded warrants in lieu thereof) and preferred investment options to purchase up to 10,619,911 shares of common stock at an offering price of $2.862692 per share (or pre-funded warrant) and accompanying preferred investment options, priced at-the-market under Nasdaq rules. The preferred investment options are exercisable immediately upon issuance, have a term of three years and an exercise price of $2.356 per share.

H.C. Wainwright & Co. acted as the exclusive placement agent for the offering.

The gross proceeds from the offering were approximately $7.5 million, before deducting the placement agent’s fees and other offering expenses payable by ToughBuilt. The Company intends to use the net proceeds from this offering for general working capital purposes.

In addition, the investors in the private placement agreed to cancel preferred investment options to purchase up to an aggregate of 8,000,000 shares of common stock of the Company which were previously issued to the investors in July 2022.

The securities offered in the private placement and described above were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the "Act") and/or Rule 506(b) of Regulation D promulgated thereunder and have not been registered under the Act or applicable state securities laws. Accordingly, the securities may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (the “SEC”) or an applicable exemption from such registration requirements. Pursuant to a registration rights agreement with the investors, the Company has agreed to file one or more registration statements with the SEC covering the resale of the securities sold in this private placement.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

ABOUT TOUGHBUILT INDUSTRIES, INC.

ToughBuilt is an advanced product design, manufacturer and distributor with emphasis on innovative products. Currently, we are focused on tools and other accessories for the professional and do-it-yourself construction industries. We market and distribute various home improvement and construction product lines for both the do-it-yourself and professional markets under the TOUGHBUILT® brand name, within the global multibillion dollar per year tool market industry. All of our products are designed by our in-house design team. Since launching product sales in 2013, we have experienced significant annual sales growth. Our current product line includes three major categories, with several additional categories in various stages of development, consisting of Soft Goods & Kneepads and Sawhorses & Work Products. Our mission is to provide products to the building and home improvement communities that are innovative, of superior quality derived in part from enlightened creativity for our end users while enhancing performance, improving well-being and building high brand loyalty. Additional information about the Company is available at: https://www.toughbuilt.com/.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements.” Such statements include, but are not limited to, statements regarding the intended use of proceeds from private placement and statements concerning the anticipated consummation of the private placement and may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) the impact of the worldwide COVID-19 pandemic and government actions, on our business, (ii) supply chain disruptions, (iii) market acceptance of our existing and new products, (iv) delays in bringing products to key markets, (v) an inability to secure regulatory approvals for the ability to sell our products in certain markets, (vi) intense competition in the industry from much larger, multinational companies, (vii) product liability claims, (viii) product malfunctions, (ix) our limited manufacturing capabilities and reliance on subcontractors for assistance, (x) our efforts to successfully obtain and maintain intellectual property protection covering our products, which may not be successful, (xi) our reliance on single suppliers for certain product components, (xii) the fact that we will need to raise additional capital to meet our business requirements in the future and that such capital raising may be costly, dilutive or difficult to obtain, (xiii) the fact that we conduct business in multiple foreign jurisdictions, exposing us to foreign currency exchange rate fluctuations, logistical and communications challenges, burdens and costs of compliance with foreign laws and political and economic instability in each jurisdiction, and (xiv) market and other conditions. More detailed information about the Company and the risk factors that may affect the realization of forward looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise, except as required by law.

Investor Relations Contact:
KCSA Strategic Communications
David Hanover
toughbuilt@kcsa.com

Source: ToughBuilt Industries, Inc